As filed with the Securities and Exchange Commission on January 16, 2014

Registration No. 333-  •

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	98-0518048
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

Telephone: +41 (0)52 633 66 61

(Address of Principal Executive Offices)

John S. Jenkins, Jr.

Executive Vice President and General Counsel

TE Connectivity Ltd.

1050 Westlakes Drive

Berwyn, Pennsylvania 19312

(610) 893-9560

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

P.J. Himelfarb

Weil, Gotshal & Manges LLP

767 Fifth Street

New York, NY 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	Per Share(2)	Price	Registration Fee(3)
Registered Shares, par value CHF 0.57 per share	4,449	$50.11	$222,939.39	$28.72

(1)                                  These registered shares of TE Connectivity Ltd. (“TE Connectivity” or the “Company”), par value CHF 0.57 per share (“Common Shares”), represent shares underlying outstanding options granted by ADC Telecommunications, Inc. (“ADC”) prior to the merger of Tyco Electronics Minnesota, Inc. (“TE Minnesota”) with and into ADC effective December 9, 2010 (the “Merger”) to individuals who were former employees and directors of ADC or its subsidiaries under the ADC Telecommunications, Inc. Global Stock Incentive Plan (amended and restated as of December 12, 2006) and the Compensation Plan for Non-Employee Directors of ADC Telecommunications, Inc. (2007 Restatement) (collectively, the “ADC Plans”), which options were adjusted appropriately and assumed by TE Connectivity pursuant to the Agreement and Plan of Merger by and among TE Connectivity, TE Minnesota and ADC, dated as of July 12, 2010, as amended from time to time (the “Merger Agreement”) at the effective time of the Merger. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional Common Shares that become available under the foregoing equity awards in connection with changes in the number of outstanding Common Shares because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)                                  Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act, based upon the weighted average exercise price of outstanding options.

(3)                                  Rounded up to the nearest penny.

EXPLANATORY NOTE

Pursuant to the Merger Agreement, all outstanding options to purchase shares of common stock of ADC under the ADC Plans were converted into, effective upon the Merger, options to purchase Common Shares (“Converted Options”), in accordance with the conversion mechanics specified in the Merger Agreement.

This Registration Statement has been filed to register 4,449 Common Shares underlying Converted Options outstanding on January 16, 2014 held by former employees and directors of ADC or its subsidiaries assumed by TE Connectivity pursuant to the Merger Agreement. This Registration Statement is on Form S-3 rather than Form S-8 because a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms indicates that former employees of an issuer may use Form S-8 to exercise options only if the options were granted to such employees while they were employed by the issuer.

This Registration Statement contains the form of prospectus to be used in connection with these offers and sales. The form of prospectus is to be used by us in connection with the offer and sale by us of Common Shares upon exercise or settlement of equity awards under the ADC Plans.

PROSPECTUS

TE Connectivity Ltd.

4,449 Registered Shares

under

ADC Telecommunications, Inc. Global Stock Incentive Plan (amended and restated as of December 12, 2006)

Compensation Plan for Non-Employee Directors of ADC Telecommunications, Inc. (2007 Restatement)

This Prospectus, dated January 16, 2014, covers the offer and sale by us of our registered shares, par value CHF 0.57 per share (“Common Shares”), upon the exercise of options that are currently outstanding and held by eligible former employees and directors of ADC Telecommunications, Inc. (“ADC”) or its subsidiaries under the ADC Telecommunications, Inc. Global Stock Incentive Plan (amended and restated as of December 12, 2006) and the Compensation Plan for Non-Employee Directors of ADC Telecommunications, Inc. (2007 Restatement) (collectively, the “ADC Plans”).  Eligible former employees and directors of ADC refers to individuals who were former employees and directors of ADC or its subsidiaries as of December 9, 2010, the date of the merger of our subsidiary with and into ADC pursuant to the Agreement and Plan of Merger among us, our subsidiary and ADC, dated as of July 2, 2010, as amended from time to time.

This Prospectus also covers such additional Common Shares that may become available from time to time under the ADC Plans. We will receive the exercise or purchase price of certain stock-based awards under the ADC Plans if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis.

Our Common Shares are listed on the New York Stock Exchange under the symbol “TEL.” The closing price of a Common Share on January 14, 2014 was $55.70.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”).

Neither the Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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PROSPECTUS SUMMARY

This Prospectus covers the offer and sale by us of Common Shares upon exercise of options that are currently outstanding and held by eligible former employees and directors of ADC or its subsidiaries under the ADC Plans. See “Appendix A—Plan Prospectuses.” This Prospectus also covers such additional Common Shares that may become available from time to time under the ADC Plans.

Unless otherwise stated, or the context otherwise requires, references in this Prospectus to “we,” “us” and “our” are to TE Connectivity Ltd. and its consolidated subsidiaries.

RISK FACTORS

Shares issuable pursuant to the ADC Plans are subject to risks associated with all of our Common Shares. These risk factors are set forth in our most recent Annual Report on Form 10-K for the fiscal year ended September 27, 2013, incorporated herein by reference, and under similar headings in TE Connectivity’s subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable Prospectus supplement and in the other documents incorporated by reference in this Prospectus. See the section entitled “Where You Can Find Additional Information” in this Prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this Prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Prospectus and the documents incorporated in this Prospectus that are based on our management’s beliefs and assumptions and on information available to our management at the time such statements were made. Forward-looking statements include, among others, information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

The risk factors discussed under “Item 1A. Risk Factors” in TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and under similar headings in TE Connectivity’s subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable Prospectus supplement and in the other documents incorporated by reference in this Prospectus, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

USE OF PROCEEDS

We will receive the exercise or purchase price of certain stock-based awards under the ADC Plans if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon exercise or purchase of such awards. We anticipate that we will use the net proceeds received by us for general corporate purposes, including working capital.

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PLAN OF DISTRIBUTION

Outstanding options with respect to shares of common stock of ADC were previously granted under the ADC Plans to eligible participants and were converted to analogous options with respect to Common Shares pursuant to the terms of the Agreement and Plan of Merger by and among us, Tyco Electronics Minnesota, Inc. and ADC, dated as of July 12, 2010, as amended from time to time (the “Merger Agreement”). Under the Merger Agreement, Common Shares (in lieu of shares of common stock of ADC) were issued upon exercise of stock options previously granted under the ADC Plans. See “Appendix A—Plan Prospectuses.”

DESCRIPTION OF CAPITAL STOCK

Our Common Shares to be offered are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For a description of the stock-based awards that have been issued pursuant to the ADC Plans, see “Appendix A—Plan Prospectuses.”

VALIDITY OF SECURITIES

The validity of the securities in respect of which this Prospectus is being delivered will be passed on for us by Bär & Karrer AG.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the TE Connectivity Ltd. and its subsidiaries’ Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and the effectiveness of TE Connectivity Ltd. and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules), on or after the date of this Prospectus until we sell all of the securities covered by this Registration Statement:

(1)           Our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, filed with the Commission on November 15, 2013;

(2)           All reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (1) above; and

(3)           The description of TE Connectivity’s registered shares included in Exhibit 99.2 to TE Connectivity’s Current Report on Form 8-K filed with the Commission on June 25, 2009, although the par value of our registered shares is now CHF 0.57 (approximately US$0.63) per share and the registered share capital is CHF 244,260,564.99 (approximately US$269,972,203.41).

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus. Requests for such copies should be directed to our Investor Relations department at the following address:

TE Connectivity Ltd.

Rheinstrasse 20

Ch-8200 Schaffhausen

Switzerland

Tel: +41 (0) 52 633 66 77

Fax: +41 (0) 52 633 66 99

*  *  *  *  *

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APPENDIX A—PLAN PROSPECTUSES

ADC Telecommunications, Inc. Global Stock Incentive Plan (amended and restated as of December 12, 2006)

Compensation Plan for Non-Employee Directors of ADC Telecommunications, Inc. (2007 Restatement)

Prospectus Amendment

January 16, 2014

This Prospectus Amendment relates to the ADC Telecommunications, Inc. Global Stock Incentive Plan (amended and restated as of December 12, 2006) and the Compensation Plan for Non-Employee Directors of ADC Telecommunications, Inc. (2007 Restatement) (collectively, the “ADC Plans”) and amends any prior prospectus you may have received with respect to the ADC Plans. The following changes have been made to reflect the merger of Tyco Electronics Minnesota, Inc. (“TE Minnesota”) with and into ADC Telecommunications, Inc. (“ADC”) effective December 9, 2010 (the “Merger”).

•                  Conversion of ADC Options.  Pursuant to the Agreement and Plan of Merger by and among TE Connectivity Ltd. (“TE Connectivity”), TE Minnesota and ADC, dated as of July 12, 2010, as amended from time to time, each option to purchase shares of common stock of ADC outstanding immediately prior to the effective time of the Merger (each, an “ADC Option”) was converted into an adjusted option to acquire, on the same terms and conditions as were applicable under the ADC Option, the number of registered shares of TE Connectivity (“Common Shares”) equal to the product of (i) the number of shares of common stock of ADC subject to the ADC Option immediately prior to the effective time of the Merger multiplied by (ii) the conversion ratio (as described below), rounded down to the nearest whole share. The per share exercise price subject to an adjusted option is an amount (rounded up to the nearest whole cent) equal to the quotient of (A) the per share exercise price of common stock of ADC subject to the ADC Option divided by (B) the conversion ratio.

The conversion ratio is equal to the quotient of (a) $12.75 (which is the offer price of the Merger transaction) divided by (b) the volume weighted average trading price of a Common Share on the New York Stock Exchange for the 10 trading days immediately preceding the effective time of the Merger.

•                  Plan Administration.  At the effective time of the Merger, the authority to administer the ADC Plans was transferred to the Management Development and Compensation Committee of the Board of Directors of TE Connectivity from the Compensation Committee of ADC’s Board of Directors.

Prospectuses for ADC Telecommunications, Inc. Global Stock Incentive Plan

(amended and restated as of December 12, 2006)

PROSPECTUS

ADC TELECOMMUNICATIONS, INC.

GLOBAL STOCK INCENTIVE PLAN

21,329,775 shares of Common Stock

($.20 par value)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offer described in this prospectus. If any other information or representations are made, you may not rely upon them as having been authorized by ADC. This prospectus is not an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus nor any sale made under it shall, under any circumstances, create an implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

The date of this prospectus is January 20, 2006.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we have filed with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference in this prospectus:

(a)                                 our Annual Report on Form 10-K for the fiscal year ended October 31, 2005; and

(b)                                 the description of our Common Stock and Common Stock Purchase Rights contained in any of our registration statements filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or in any report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating the description.

All documents filed by us under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment with the Commission which indicates that all securities offered by this prospectus have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the respective dates of filing of such documents.

We will provide you, without charge, upon your written or oral request, a copy of any or all of the following:

(a)                                 the documents referred to above that have been or may be incorporated in this prospectus (not including exhibits, unless the exhibits are specifically incorporated by reference into such documents);

(b)                                 our annual report to shareholders for our latest fiscal year; and

(c)                                  any report, proxy statement or other communication distributed by us to our shareholders generally.

Requests for copies of these documents should be directed to Jeffrey D. Pflaum, Corporate Secretary, ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344 (telephone number (952) 938-8080).

NATURE OF INVESTMENT

An investment in our Common Stock involves risk. We encourage you to review our Annual Report on Form 10-K for the fiscal year ended October 31, 2005, as filed with the Commission. This report sets forth the significant risk factors involved in an investment in our Common Stock in Item 1A of such report under the captions “Risks Related to Our Business” and “Risks Related to Our Common Stock.”

INFORMATION ABOUT THE PLAN

General

The information in this prospectus relates to the ADC Telecommunications, Inc. Global Stock Incentive Plan, which we call the “Plan” in this prospectus. The Plan was initially adopted by our Board of Directors in November 1990 and was approved by our shareholders on February 26, 1991. The Plan became effective immediately upon shareholder approval. The Board adopted amendments to the Plan in November 1992, December 1994, November 1996, December 1998, December 1999, December 2000, December 2001 and December 2002, and our shareholders approved these amendments on February 23, 1993, February 28, 1995, February 25, 1997, February 23, 1999, February 22, 2000, February 27, 2001, February 19, 2002, March 4, 2003 and March 2, 2004, respectively. In December 1996, the Board adopted an amendment to the Plan that did not require shareholder approval. The Plan was amended and restated through August 1, 2005 to reflect the 1-for-7 reverse stock split undertaken by the Company effective May 10, 2005. Under the current terms of the Plan, the Plan will expire on February 26, 2009.

The Plan is intended to help us recruit, retain and develop key employees capable of assuring the future success of ADC, to attract and retain the services of experienced and knowledgeable outside directors, and to offer these employees incentives to put forth maximum efforts for the success of our business and to provide these employees and outside directors an opportunity to acquire a proprietary interest in ADC. All key employees of ADC and of our subsidiaries and affiliates in which we have a significant equity interest and all nonemployee directors of ADC are eligible to receive awards under the Plan.

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A total of 21,329,775 shares of our Common Stock, par value $.20 per share, are available as of November 1, 2001 for the issuance of shares under outstanding awards and for the granting of awards under the Plan. The types of awards that may be granted under the Plan are described below. Awards granted under the Plan may be granted only during a period commencing February 26, 1991 and ending on February 26, 2009. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award granted may extend beyond February 26, 2009.

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the U. S. Internal Revenue Code of 1986, as amended.

You may obtain additional information about the Plan and its administrators by writing to Jeffrey D. Pflaum, Corporate Secretary, ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344, or by calling (952) 938-8080.

Administration

The Plan is administered by a committee of the Board consisting of three or more nonemployee directors. The members of the committee are appointed by the Board. The committee has the authority to establish rules for the administration of the Plan; to select the key employees to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by the awards; and to set the terms and conditions of the awards. The committee may also determine whether the payment of any amounts received under any award shall or may be deferred and may authorize payments representing dividends in connection with any deferred award of shares of Common Stock. Determinations and interpretations under the Plan are made in the sole discretion of the committee, and are binding on all interested parties. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it deems desirable to carry the Plan into effect. The committee may delegate to one or more officers the right to grant awards to employees who are not subject to Section 16(b) of the Exchange Act.

Awards under the Plan are granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their grant or exercise, the holder will receive shares of Common Stock, cash or any combination thereof, as the committee determines. No employee may be granted any award or awards under the Plan, the value of which award or awards is based solely on an increase in the value of the Common Stock after the date of grant of the award or awards, for more than 571,428 shares of Common Stock, in the aggregate, in any one calendar year.

Types of Awards

The Plan permits the granting of:

(a)                                 stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code (the “Code”) and “nonqualified stock options” that do not meet these requirements;

(b)                                 stock appreciation rights (or “SARs”);

(c)                                  restricted stock and restricted stock units;

(d)                                 performance awards payable in shares of Common Stock; and

(e)                                  dividend equivalents.

Under the Plan, the number of shares of Common Stock that may be issued pursuant to restricted stock, restricted stock units and performance awards granted after March 2, 2004 is limited to 4,285,714.

Options.  The exercise price per share under any stock option will not be less than 100% of (i) the average of the high and low daily trading prices (rounded down to the nearest whole cent) of a share as reported on the Nasdaq National Market System, if the shares are then quoted on the Nasdaq National Market System or (ii) the average of the high and low daily trading prices (rounded down to the nearest whole cent) of a share on a national securities exchange, if the shares are then being traded on a national securities exchange on the date of grant of the option. Options will be exercisable by payment in full of the exercise price, either in cash or, at the discretion of the committee, in whole or in part by the tendering of shares of our Common Stock or other consideration having a fair market value on the date the option is exercised equal to the option

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exercise price. Determinations of fair market value under the Plan will be made in accordance with methods and procedures established by the committee. For purposes of the Plan, the fair market value of shares of our Common Stock on a given date will be (a) the last sale price of the shares as reported on the Nasdaq Stock Market on that date, if the shares are then being quoted on the Nasdaq Stock Market, or (b) the closing price of the shares on that date on a national securities exchange, if the shares are then being traded on a national securities exchange.

SARs.  The grant price of any SAR will not be less than 100% of the exercise price per share under any stock option (determined as described in the preceding paragraph) on the date of grant of the SAR. The holder of a SAR will be entitled to receive the excess of the fair market value of a specified number of shares of our Common Stock (calculated as of the exercise date of the SAR or, if the committee so determines, as of any time during a specified period before or after the exercise date) over the grant price of the SAR.

Restricted Stock and Restricted Stock Units.  Restricted stock and restricted stock units are subject to restrictions imposed by the committee during a restriction period determined by the committee. Restricted stock and restricted stock units may not be transferred by the holder until these restrictions established by the committee lapse. If the holder’s employment terminates during the restriction period, all restricted stock and restricted stock units will be forfeited unless the committee determines otherwise.

The holder of restricted stock may have all of the rights of our shareholders, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or these rights may be limited.

Holders of restricted stock units shall have the right, subject to any restrictions imposed by the committee, to receive shares of Common Stock at some future date. After the lapse or waiver of any applicable restrictions, holders of restricted stock units will be issued such shares.

Performance Awards.  Holders of performance awards have the right to receive shares of our Common Stock upon the achievement of specified performance goals during performance periods established by the committee. A performance award granted under the Plan may be payable in shares of Common Stock or restricted stock.

Dividend Equivalents.  Dividend equivalents will entitle the holders thereof to receive payments (in cash or shares, as determined by the committee) equivalent to the amount of cash dividends with respect to a specified number of shares.

Transferability of Awards

You may not assign, transfer, pledge or otherwise encumber any award granted under the Plan, except for transfers by will, by designation of a beneficiary or by the laws of descent and distribution. You may, however, transfer all or a portion of a nonqualified stock option to specified members of your immediate family or to certain family trusts, partnerships or other entities in accordance with the terms of the Plan.

Exercise of Awards

Each award is exercisable only by you, by a permitted transferee or, if permissible under applicable law, by your guardian or legal representative.

Share Accounting

If any shares of our Common Stock subject to an award or to which an award relates are not purchased or are forfeited, or if any award terminates without the delivery of shares or other consideration, the shares previously used for these awards will be available for future awards under the Plan. Except as otherwise provided under procedures adopted by the committee to avoid double-counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted will be counted against the aggregate number of shares available for granting awards under the Plan. Shares that are used by a participant as full or partial payment to ADC of the purchase price of shares acquired upon exercise of a stock option or to satisfy applicable tax withholding requirements upon the exercise or vesting of an award will be available for future awards under the Plan.

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Adjustments

Under the Plan, appropriate adjustments will be made to the Plan and to the number of outstanding options in the event of changes in our Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure.

Amendments or Termination of the Plan

The Board may amend, alter or discontinue the Plan at any time, but may not, without shareholder approval, make any revisions or amendments to the Plan that (a) absent shareholder approval, would cause Rule 16b-3, as promulgated by the Commission under the Exchange Act, or any successor rule or regulation, to become unavailable with respect to the Plan; (b) require the approval of our shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to ADC; or (c) require the approval of our shareholders under the Internal Revenue Code in order to permit incentive stock options to be granted under the Plan.

RESALES

The resale of shares acquired upon exercise or receipt of awards generally is not restricted by the terms of the Plan. If you are “affiliate” (as defined in Rule 144(a)(1) promulgated under the Securities Act) of ADC, then your resale of any shares must comply with the registration requirements of the Securities Act or Rule 144 and all applicable state securities laws. Shares acquired by affiliates of ADC pursuant to awards or upon the exercise of an award may be resold under Rule 144 without a one-year holding period.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the U.S. federal income tax consequences of the issuance, exercise and payment of (or lapse of restrictions with respect to) awards under the Plan, based on currently applicable provisions of the Internal Revenue Code. The following description applies to U.S. citizens and residents who receive awards under the Plan. Participants who are neither U.S. citizens nor residents but who perform services in the United States may also be subject to U.S. federal income tax under some circumstances. In addition, former citizens or long-term residents of the United States may be subject to special expatriate tax rules, which are not addressed in this summary.

Due to the complexity of the applicable provisions of the Internal Revenue Code, this prospectus describes only the general federal tax principles affecting awards that may be granted under the Plan. Depending on individual facts and circumstances, these general tax principles might not apply to you. In addition, these general tax principles are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. Furthermore, if you are an executive officer or director of ADC subject to Section 16(b) of the Exchange Act, special rules may apply to you. (See “Special Rules for Executive Officers and Directors Subject to Section 16(b)” below.)

You also may be subject to state, local or foreign income taxes and you should refer to the applicable laws in those jurisdictions.

For all of these reasons, we note that (i) the tax advice set forth herein was not intended or written to be used, and cannot be used by you or anyone else, for the purpose of avoiding federal income tax penalties that may be imposed; (ii) the advice was written to support the promotion or marketing of the transactions described herein; and (iii) we urge you to consult your own tax advisor to determine your tax liability in connection with the receipt or exercise of an award or the subsequent disposition of shares received in connection with or upon exercise of an award.

Tax Consequences with Respect to Awards

Non-Qualified Stock Options

•                  Grant.  You will not recognize any taxable income at the time a non-qualified option is granted.

•                  Exercise.  Upon the exercise of a non-qualified option, you will recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option exercise price. If you pay the exercise price by tendering other shares of our Common Stock then owned by you, you will recognize ordinary income in an amount equal to the fair market value of the number of shares received upon exercise that exceed the number of other shares you tendered.

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•                  Tax Deduction for ADC.  We will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation.

•                  Tax Basis of the Acquired Shares.  If you pay the non-qualified option exercise price in cash, your original tax basis in the shares received upon exercise will equal the sum of (1) the option exercise price plus (2) the amount you are required to recognize as income as a result of the exercise. If you pay the option exercise price by tendering other shares of our Common Stock then owned by you, you will not recognize gain or loss on the tendered shares, but your original tax basis for an equal number of shares acquired upon exercise of the option will be the same as your adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to (a) the sum of the amount of the exercise price paid in cash, if any, plus (b) any amount that you are required to recognize as income as a result of the option exercise.

•                  Sale of Shares.  When you sell shares acquired upon the exercise of a non-qualified option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. If, as usually is the case, the Common Stock is a capital asset in your hands, the gain or loss will be capital gain or loss.

•                  Characterization of Capital Gain or Loss.  Any capital gain or loss you recognize upon sale of the shares will be taxed as long-term capital gain or loss if you have held the shares for more than 12 months and as short-term capital gain or loss if you have held the stock for 12 months or less. For purposes of determining whether you will recognize long-term or short-term capital gain or loss on your subsequent sale of the shares, the holding period will begin at the time you exercise the option. However, if, as usually is the case, the Common Stock is a capital asset in your hands, the holding period for acquired shares having the same basis as tendered shares will include the period during which you held the tendered shares.

Incentive Stock Options

•                  Grant.  You will not recognize any taxable income at the time an incentive stock option is granted.

•                  Exercise.  Upon the exercise of an incentive stock option, you will not recognize any income for purposes of the regular income tax. However, you may be required to recognize income for purposes of the alternative minimum tax (or “AMT”).

For purposes of the AMT, an incentive stock option will be treated as a non-qualified option. Accordingly, for purposes of the AMT, you must recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option exercise price. As a result, if you recognize a substantial amount of AMT income upon exercise of the incentive stock option in relation to your taxable income from wages and other sources in the year you exercise the option, you may be subject to the AMT. Furthermore, the fact that you recognize AMT income at the time you exercise an incentive stock option may not alter the amount of regular income you must recognize at the time you sell or otherwise dispose of the shares acquired upon exercise of the incentive stock option.

We urge you to consult your own tax advisor regarding the effect of the AMT and the desirability of selling or otherwise disposing of shares acquired upon exercise of an incentive stock option in the same calendar year in which you acquired the shares to avoid having the AMT apply in the year you exercise the option and the regular tax apply in the year you sell the shares. We also urge you to consult your own tax advisor regarding the benefit that may be available from a tax credit for a prior year’s minimum tax liability provided for in Section 53 of the Internal Revenue Code.

•                  Tax Deduction for ADC.  If you sell or otherwise dispose of shares acquired upon the exercise of an incentive stock option more than two years from the date the option was granted to you and more than one year after you exercised the option, then we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the option. However, if you sell or otherwise dispose of the shares before the holding period described above is satisfied, then we will be allowed a tax deduction at the time and in the amount you recognize ordinary income, if and to the extent the amount satisfies the general rules concerning deductibility of compensation. Under current law, this income is not subject to income or payroll tax withholding.

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•                  Tax Basis of the Acquired Shares.  If you pay the exercise price for an incentive stock option in cash, your original tax basis in the shares received upon exercise will equal the option exercise price.

If you pay the exercise price for an incentive stock option by tendering other shares of our Common Stock already owned by you, and you acquired those tendered shares through any means other than by exercising one or more incentive stock options, you will not recognize gain or loss on the tendered shares, but your original tax basis for an equal number of shares acquired upon exercise of the option will be the same as your adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the amount of the exercise price paid in cash, if any. If you pay the exercise price solely by tendering other shares of our Common Stock, then the original tax basis of the remaining acquired shares will be zero.

If you pay the exercise price for an incentive stock option by tendering shares of our Common Stock already owned by you, and you acquired those tendered shares by exercising another incentive stock option, Section 1036 of the Internal Revenue Code generally provides that you will recognize no gain or loss with respect to the tendered shares (except possibly for purposes of the AMT as described above), as long as you have held the tendered shares for a period of time ending at least two years after the date the option for the tendered shares was granted and at least one year after you acquired the tendered shares upon exercise of the option.

•                  Sale of Shares and Characterization of Capital Gain or Loss.  If you sell or otherwise dispose of shares acquired upon exercise of an incentive stock option at a time more than two years from the date the option was granted to you and more than one year after you exercised the option, and if, as usually is the case, the Common Stock is a capital asset in your hands, then you will recognize long-term capital gain or loss in an amount equal to the difference between the sale price of the shares and the exercise price you paid for the shares.

If you sell or otherwise dispose of shares acquired upon exercise of an incentive stock option before the holding period described above is satisfied, then you will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (1) the difference between the exercise price and the fair market value of the shares at the time the option was exercised or (2) the difference between the exercise price and the amount realized upon disposition of the shares, and you will recognize long-term or short-term capital gain or loss (depending on whether you have held the shares for more than 12 months or for 12 months or less) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date you exercised the option.

Stock Appreciation Rights

•                  Grant.  At the time a SAR is granted, you will not recognize any taxable income.

•                  Exercise.  At the time you exercise a SAR, you will recognize ordinary income equal to the cash or fair market value of any shares of Common Stock received at that time (in the amount that is equal to the excess of the fair market value of a share of our Common Stock on the date the SAR is exercised over the grant price of the SAR).

•                  Tax Deduction for ADC.  Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income upon the exercise of a SAR.

•                  Tax Basis of the Acquired Shares.  Your tax basis in any shares received will equal the fair market value of those shares at the time you recognize ordinary income as a result of exercising the SAR.

•                  Sale of Shares.  If, as usually is the case, the shares are a capital asset in your hands, any additional gain or loss recognized on a subsequent sale or exchange of the shares will not be ordinary income but will qualify as a capital gain or loss.

•                  Characterization of Capital Gain or Loss.  Any capital gain or loss you recognize upon sale of the shares will be characterized as long-term capital gain or loss if you have held the shares for more than 12 months and as short-term capital gain or loss if you have held the stock for 12 months or less. For purposes of determining whether you will recognize long-term or short-term capital gain or loss on your subsequent sale of the shares, the holding period will begin at the time you exercise the SAR.

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Restricted Stock Awards

•                  Grant and Lapse of Restrictions.  Section 83(b) of the Internal Revenue Code allows you to elect, within 30 days after the date you receive a restricted stock award, to recognize and be taxed on ordinary income equal to the fair market value of the Common Stock at that time. If you do not make a Section 83(b) election within 30 days from the date you receive a restricted stock award, you will recognize ordinary income equal to the fair market value of the Common Stock upon expiration of the restriction period.

•                  Forfeiture.  If you do not make the Section 83(b) election described above and, before the restriction period expires, you forfeit the restricted stock under the terms of the award, you will not recognize any ordinary income in connection with the restricted stock award. If you do make a Section 83(b) election and subsequently forfeit the restricted stock under the terms of the award, you will not be allowed an ordinary income tax deduction with respect to the forfeiture. However, you may be entitled to a capital loss.

We urge you to consult your tax advisor to determine, in light of current tax rates and possible future tax legislation, whether it is more advantageous for you to make a Section 83(b) election upon receipt of a restricted stock award (resulting in a current tax liability plus the potential for future capital gains, currently taxed at lower rates than the rate applicable to ordinary income, and a risk of forfeiture without an ordinary income tax deduction) than not making the Section 83(b) election (resulting in the deferral of tax and the eventual recognition as ordinary income of any appreciation in the fair market value of your shares).

•                  Dividends Received on Restricted Stock.  Dividends received by you before the end of the restriction period will be taxed as ordinary income to you.

•                  Tax Deduction for ADC.  Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income in connection with a restricted stock award. Dividends on the restricted stock that are received by you before the end of the restriction period will also be deductible by us subject to the general rules concerning compensation.

•                  Tax Basis of Shares.  Your basis in the shares will equal their fair market value at the time you recognize ordinary income.

•                  Sale of Shares.  You cannot sell or otherwise dispose of the restricted stock until after the restriction period expires. When you sell the shares after the restriction period expires, you will recognize gain or loss in an amount by which the sale price of the shares differs from your tax basis in the shares. If, as usually is the case, the shares are a capital asset in your hands, any gain or loss recognized on a sale or other disposition of the shares will qualify as capital gain or loss.

•                  Characterization of Capital Gain or Loss.  Any capital gain or loss you recognize upon sale of the shares will be treated as long-term capital gain or loss if you have held the shares for more than 12 months from the date you recognized ordinary income with respect to the shares and as short-term capital gain or loss if you have held the stock for 12 months or less from the date you recognized ordinary income.

Restricted Stock Units, Performance Awards and Dividend Equivalents (collectively, “Deferred Awards”)

•                  Grant.  At the time deferred awards are granted, you will not recognize any taxable income.

•                  Vesting.  At the time the deferred awards vest, you will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received at that time.

•                  Dividend Equivalents Received on Deferred Awards.  Dividend equivalents received by you before the deferred awards vest will be taxed as ordinary income to you.

•                  Tax Deduction for ADC.  Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income upon the vesting of the deferred awards.

•                  Tax Basis of Shares.  Your basis in any shares received will equal the fair market value of the shares at the time you recognize ordinary income as a result of the vesting of the deferred awards.

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•                  Sale of Shares.  If, as usually is the case, the Common Stock is a capital asset in your hands, any additional gain or loss recognized on a subsequent sale or exchange of the shares will not be ordinary income but will qualify as capital gain or loss.

•                  Characterization of Capital Gain or Loss.  Any capital gain or loss you recognize upon sale of the shares will be treated as long-term capital gain or loss if you have held the shares for more than 12 months from the date the deferred awards vested and as short-term capital gain or loss if you have held the shares for 12 months or less from the date the deferred awards vested.

Special Rules for Executive Officers and Directors Subject to Section 16(b)

If you are an executive officer or director of ADC subject to Section 16(b) of the Exchange Act, any shares you acquire upon exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), a SAR or a deferred award, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if you have had a non-exempt acquisition of shares of ADC stock within the six months prior to the exercise, payout or vesting. In that case, you may be deemed to have acquired the shares at a date up to six months after the date the award was exercised or paid out or vested, and you will recognize (and be taxed on) ordinary income as of the later date, rather than as of the date of exercise, payout or vesting.

However, Section 83(b) of the Internal Revenue Code allows you to elect to recognize ordinary income as of the date of exercise, payout or vesting, without regard to Section 16(b) restrictions. You must make the election in the manner specified in Section 83(b) within 30 days after the date you exercise the option or SAR or the date of payout or vesting, as applicable. If (1) the shares you acquired upon the exercise, payout or vesting of the award are treated as restricted property for purposes of Section 83 of the Internal Revenue Code because of the application of Section 16(b) of the Exchange Act and (2) you do not make a Section 83(b) election within the required time period, the amount of ordinary income to you will be determined as follows:

•                  For non-qualified options (and incentive stock options treated as non-qualified options for purposes of the AMT), you will recognize and be taxed on ordinary income in the amount by which the fair market value of the shares at the later date exceeds the exercise price, rather than recognizing, and being taxed on, ordinary income in the amount by which the fair market value of the shares on the exercise date exceeds the exercise price.

•                  For a SAR, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of common stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares as of the date you exercised the SAR.

•                  For a deferred award, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of Common Stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares on the date the award matured.

•                  For restricted stock, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of common stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares on the date the restricted stock vested.

We urge you to consult your own tax advisor for more details about these special rules and to help you determine if you should make a Section 83(b) election.

Change in Control

Depending on the terms of your award agreement and the determinations of the committee, upon a change in control of ADC, restrictions on your award may lapse, or your award may mature or become exercisable on an accelerated scheduled. If this type of benefit, or other benefits and payments connected with your award that result from a change in control of ADC, are granted to certain individuals (such as our executive officers), the benefits and payments may be deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code. Section 280G provides that if parachute payments to an individual equal or exceed three times the individual’s “base amount,” the excess of the parachute payments over one times the base amount (1) will not be deductible by us and (2) will be subject to a 20% excise tax payable by the individual. “Base amount” is the individual’s average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs. We urge you to consult your own tax advisor regarding your tax liability upon a change in control of ADC.

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PROSPECTUS

ADC TELECOMMUNICATIONS, INC.

GLOBAL STOCK INCENTIVE PLAN

21,329,775 shares of Common Stock

($.20 par value)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offer described in this prospectus. If any other information or representations are made, you may not rely upon them as having been authorized by ADC. This prospectus is not an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus nor any sale made under it shall, under any circumstances, create an implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

The date of this prospectus is January 22, 2007.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we have filed with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference in this prospectus:

(a)                                 our Annual Report on Form 10-K for the fiscal year ended October 31, 2006; and

(b)                                 the description of our Common Stock and Common Stock Purchase Rights contained in any of our registration statements filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or in any report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating the description.

All documents filed by us under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment with the Commission which indicates that all securities offered by this prospectus have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the respective dates of filing of such documents.

We will provide you, without charge, upon your written or oral request, a copy of any or all of the following:

(a)                                 the documents referred to above that have been or may be incorporated in this prospectus (not including exhibits, unless the exhibits are specifically incorporated by reference into such documents);

(b)                                 our annual report to shareholders for our latest fiscal year; and

(c)                                  any report, proxy statement or other communication distributed by us to our shareholders generally.

Requests for copies of these documents should be directed to Jeffrey D. Pflaum, Corporate Secretary, ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344 (telephone number (952) 938-8080).

NATURE OF INVESTMENT

An investment in our Common Stock involves risk. We encourage you to review our Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as filed with the Commission. This report sets forth the significant risk factors involved in an investment in our Common Stock in Item 1A of such report under the captions “Risks Related to Our Business” and “Risks Related to Our Common Stock.”

INFORMATION ABOUT THE PLAN

General

The information in this prospectus relates to the ADC Telecommunications, Inc. Global Stock Incentive Plan, which we call the “Plan” in this prospectus. The Plan was initially adopted by our Board of Directors in November 1990 and was approved by our shareholders on February 26, 1991. The Plan became effective immediately upon shareholder approval. The Board adopted amendments to the Plan in November 1992, December 1994, November 1996, December 1998, December 1999, December 2000, December 2001 and December 2002, and our shareholders approved these amendments on February 23, 1993, February 28, 1995, February 25, 1997, February 23, 1999, February 22, 2000, February 27, 2001, February 19, 2002, March 4, 2003 and March 2, 2004, respectively. In December 1996, the Board adopted an amendment to the Plan that did not require shareholder approval. The Plan was amended and restated through August 1, 2005 to reflect the 1-for-7 reverse stock split undertaken by the Company effective May 10, 2005, and was amended and restated through December 12, 2006 to reflect a change in the calculation of “Fair Market Value” under the Plan. Under the current terms of the Plan, the Plan will expire on March 2, 2009.

The Plan is intended to help us recruit, retain and develop key employees capable of assuring the future success of ADC, to attract and retain the services of experienced and knowledgeable outside directors, and to offer these employees incentives to put forth maximum efforts for the success of our business and to provide these employees and outside directors an opportunity to acquire a proprietary interest in ADC. All key employees of ADC and of our subsidiaries and affiliates in which we have a significant equity interest and all nonemployee directors of ADC are eligible to receive awards under the Plan.

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A total of 21,329,775 shares of our Common Stock, par value $.20 per share, are available as of November 1, 2001 for the issuance of shares under outstanding awards and for the granting of awards under the Plan. The types of awards that may be granted under the Plan are described below. Awards granted under the Plan may be granted only during a period commencing February 26, 1991 and ending on March 2, 2009. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award granted may extend beyond March 2, 2009.

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the U. S. Internal Revenue Code of 1986, as amended.

You may obtain additional information about the Plan and its administrators by writing to Jeffrey D. Pflaum, Corporate Secretary, ADC Telecommunications, Inc., 13625 Technology Drive, Eden Prairie, Minnesota 55344, or by calling (952) 938-8080.

Administration

The Plan is administered by a committee of the Board consisting of three or more nonemployee directors. The members of the committee are appointed by the Board. The committee has the authority to establish rules for the administration of the Plan; to select the key employees to whom awards are granted; to determine the types of awards to be granted and the number of shares of Common Stock covered by the awards; and to set the terms and conditions of the awards. The committee may also determine whether the payment of any amounts received under any award shall or may be deferred and may authorize payments representing dividends in connection with any deferred award of shares of Common Stock. Determinations and interpretations under the Plan are made in the sole discretion of the committee, and are binding on all interested parties. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it deems desirable to carry the Plan into effect. The committee may delegate to one or more officers the right to grant awards to employees who are not subject to Section 16(b) of the Exchange Act.

Awards under the Plan are granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their grant or exercise, the holder will receive shares of Common Stock, cash or any combination thereof, as the committee determines. No employee may be granted any award or awards under the Plan, the value of which award or awards is based solely on an increase in the value of the Common Stock after the date of grant of the award or awards, for more than 571,428 shares of Common Stock, in the aggregate, in any one calendar year.

Types of Awards

The Plan permits the granting of:

(a)                                 stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code (the “Code”) and “nonqualified stock options” that do not meet these requirements;

(b)                                 stock appreciation rights (or “SARs”);

(c)                                  restricted stock and restricted stock units;

(d)                                 performance awards payable in shares of Common Stock; and

(e)                                  dividend equivalents.

Under the Plan, the number of shares of Common Stock that may be issued pursuant to restricted stock, restricted stock units and performance awards granted after March 2, 2004 is limited to 4,285,714.

Options.  The exercise price per share under any stock option will not be less than 100% of the fair market value of the Common Stock on the date of grant. Options will be exercisable by payment in full of the exercise price, either in cash or, at the discretion of the committee, in whole or in part by the tendering of shares of our Common Stock or other consideration having a fair market value on the date the option is exercised equal to the option exercise price. Determinations of fair market value under the Plan will be made in accordance with methods and procedures established by the committee. For purposes of the Plan, for grants made after December 12, 2006, the fair market value of shares of our Common Stock on a given date will be (i) the closing price of the Shares as reported on the applicable Nasdaq national securities exchange on such date, if the Shares are then quoted on the Nasdaq national securities exchange or (ii) if the Shares are not traded on the Nasdaq national securities exchange at the relevant time, the closing price of the Shares on such date on another U.S. national securities exchange, if the shares are then being traded on such other U.S. national securities exchange at the relevant time.

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SARs.  The grant price of any SAR will not be less than 100% of the exercise price per share under any stock option (determined as described in the preceding paragraph) on the date of grant of the SAR. The holder of a SAR will be entitled to receive the excess of the fair market value of a specified number of shares of our Common Stock (calculated as of the exercise date of the SAR or, if the committee so determines, as of any time during a specified period before or after the exercise date) over the grant price of the SAR.

Restricted Stock and Restricted Stock Units.  Restricted stock and restricted stock units are subject to restrictions imposed by the committee during a restriction period determined by the committee. Restricted stock and restricted stock units may not be transferred by the holder until these restrictions established by the committee lapse. If the holder’s employment terminates during the restriction period, all restricted stock and restricted stock units will be forfeited unless the committee determines otherwise.

The holder of restricted stock may have all of the rights of our shareholders, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or these rights may be limited.

Holders of restricted stock units shall have the right, subject to any restrictions imposed by the committee, to receive shares of Common Stock at some future date. After the lapse or waiver of any applicable restrictions, holders of restricted stock units will be issued such shares.

Performance Awards.  Holders of performance awards have the right to receive shares of our Common Stock upon the achievement of specified performance goals during performance periods established by the committee. A performance award granted under the Plan may be payable in shares of Common Stock or restricted stock.

Dividend Equivalents.  Dividend equivalents will entitle the holders thereof to receive payments (in cash or shares, as determined by the committee) equivalent to the amount of cash dividends with respect to a specified number of shares.

Transferability of Awards

You may not assign, transfer, pledge or otherwise encumber any award granted under the Plan, except for transfers by will, by designation of a beneficiary or by the laws of descent and distribution. You may, however, transfer all or a portion of a nonqualified stock option to specified members of your immediate family or to certain family trusts, partnerships or other entities in accordance with the terms of the Plan.

Exercise of Awards

Each award is exercisable only by you, by a permitted transferee or, if permissible under applicable law, by your guardian or legal representative.

Share Accounting

If any shares of our Common Stock subject to an award or to which an award relates are not purchased or are forfeited, or if any award terminates without the delivery of shares or other consideration, the shares previously used for these awards will be available for future awards under the Plan. Except as otherwise provided under procedures adopted by the committee to avoid double-counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted will be counted against the aggregate number of shares available for granting awards under the Plan. Shares that are used by a participant as full or partial payment to ADC of the purchase price of shares acquired upon exercise of a stock option or to satisfy applicable tax withholding requirements upon the exercise or vesting of an award will be available for future awards under the Plan.

Adjustments

Under the Plan, appropriate adjustments will be made to the Plan and to the number of outstanding options in the event of changes in our Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure.

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Amendments or Termination of the Plan

The Board may amend, alter or discontinue the Plan at any time, but may not, without shareholder approval, make any revisions or amendments to the Plan that (a) absent shareholder approval, would cause Rule 16b-3, as promulgated by the Commission under the Exchange Act, or any successor rule or regulation, to become unavailable with respect to the Plan; (b) require the approval of our shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to ADC; or (c) require the approval of our shareholders under the Internal Revenue Code in order to permit incentive stock options to be granted under the Plan.

RESALES

The resale of shares acquired upon exercise or receipt of awards generally is not restricted by the terms of the Plan. If you are “affiliate” (as defined in Rule 144(a)(1) promulgated under the Securities Act) of ADC, then your resale of any shares must comply with the registration requirements of the Securities Act or Rule 144 and all applicable state securities laws. Shares acquired by affiliates of ADC pursuant to awards or upon the exercise of an award may be resold under Rule 144 without a one-year holding period.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the U.S. federal income tax consequences of the issuance, exercise and payment of (or lapse of restrictions with respect to) awards under the Plan, based on currently applicable provisions of the Internal Revenue Code. The following description applies to U.S. citizens and residents who receive awards under the Plan. Participants who are neither U.S. citizens nor residents but who perform services in the United States may also be subject to U.S. federal income tax under some circumstances. In addition, former citizens or long-term residents of the United States may be subject to special expatriate tax rules, which are not addressed in this summary.

Due to the complexity of the applicable provisions of the Internal Revenue Code, this prospectus describes only the general federal tax principles affecting awards that may be granted under the Plan. Depending on individual facts and circumstances, these general tax principles might not apply to you. In addition, these general tax principles are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. Furthermore, if you are an executive officer or director of ADC subject to Section 16(b) of the Exchange Act, special rules may apply to you. (See “Special Rules for Executive Officers and Directors Subject to Section 16(b)” below.)

You also may be subject to state, local or foreign income taxes and you should refer to the applicable laws in those jurisdictions.

For all of these reasons, we note that (i) the tax advice set forth herein was not intended or written to be used, and cannot be used by you or anyone else, for the purpose of avoiding federal income tax penalties that may be imposed; (ii) the advice was written to support the promotion or marketing of the transactions described herein; and (iii) we urge you to consult your own tax advisor to determine your tax liability in connection with the receipt or exercise of an award or the subsequent disposition of shares received in connection with or upon exercise of an award.

Tax Consequences with Respect to Awards

Non-Qualified Stock Options

•                  Grant.  You will not recognize any taxable income at the time a non-qualified option is granted.

•                  Exercise.  Upon the exercise of a non-qualified option, you will recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option exercise price. If you pay the exercise price by tendering other shares of our Common Stock then owned by you, you will recognize ordinary income in an amount equal to the fair market value of the number of shares received upon exercise that exceed the number of other shares you tendered.

•                  Tax Deduction for ADC.  We will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation.

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•                  Tax Basis of the Acquired Shares.  If you pay the non-qualified option exercise price in cash, your original tax basis in the shares received upon exercise will equal the sum of (1) the option exercise price plus (2) the amount you are required to recognize as income as a result of the exercise. If you pay the option exercise price by tendering other shares of our Common Stock then owned by you, you will not recognize gain or loss on the tendered shares, but your original tax basis for an equal number of shares acquired upon exercise of the option will be the same as your adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to (a) the sum of the amount of the exercise price paid in cash, if any, plus (b) any amount that you are required to recognize as income as a result of the option exercise.

•                  Sale of Shares.  When you sell shares acquired upon the exercise of a non-qualified option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. If, as usually is the case, the Common Stock is a capital asset in your hands, the gain or loss will be capital gain or loss.

•                  Characterization of Capital Gain or Loss.  Any capital gain or loss you recognize upon sale of the shares will be taxed as long-term capital gain or loss if you have held the shares for more than 12 months and as short-term capital gain or loss if you have held the stock for 12 months or less. For purposes of determining whether you will recognize long-term or short-term capital gain or loss on your subsequent sale of the shares, the holding period will begin at the time you exercise the option. However, if, as usually is the case, the Common Stock is a capital asset in your hands, the holding period for acquired shares having the same basis as tendered shares will include the period during which you held the tendered shares.

Incentive Stock Options

•                  Grant.  You will not recognize any taxable income at the time an incentive stock option is granted.

•                  Exercise.  Upon the exercise of an incentive stock option, you will not recognize any income for purposes of the regular income tax. However, you may be required to recognize income for purposes of the alternative minimum tax (or “AMT”).

For purposes of the AMT, an incentive stock option will be treated as a non-qualified option. Accordingly, for purposes of the AMT, you must recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option exercise price. As a result, if you recognize a substantial amount of AMT income upon exercise of the incentive stock option in relation to your taxable income from wages and other sources in the year you exercise the option, you may be subject to the AMT. Furthermore, the fact that you recognize AMT income at the time you exercise an incentive stock option may not alter the amount of regular income you must recognize at the time you sell or otherwise dispose of the shares acquired upon exercise of the incentive stock option.

We urge you to consult your own tax advisor regarding the effect of the AMT and the desirability of selling or otherwise disposing of shares acquired upon exercise of an incentive stock option in the same calendar year in which you acquired the shares to avoid having the AMT apply in the year you exercise the option and the regular tax apply in the year you sell the shares. We also urge you to consult your own tax advisor regarding the benefit that may be available from a tax credit for a prior year’s minimum tax liability provided for in Section 53 of the Internal Revenue Code.

•                  Tax Deduction for ADC.  If you sell or otherwise dispose of shares acquired upon the exercise of an incentive stock option more than two years from the date the option was granted to you and more than one year after you exercised the option, then we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the option. However, if you sell or otherwise dispose of the shares before the holding period described above is satisfied, then we will be allowed a tax deduction at the time and in the amount you recognize ordinary income, if and to the extent the amount satisfies the general rules concerning deductibility of compensation. Under current law, this income is not subject to income or payroll tax withholding.

•                  Tax Basis of the Acquired Shares.  If you pay the exercise price for an incentive stock option in cash, your original tax basis in the shares received upon exercise will equal the option exercise price.

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If you pay the exercise price for an incentive stock option by tendering other shares of our Common Stock already owned by you, and you acquired those tendered shares through any means other than by exercising one or more incentive stock options, you will not recognize gain or loss on the tendered shares, but your original tax basis for an equal number of shares acquired upon exercise of the option will be the same as your adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the amount of the exercise price paid in cash, if any. If you pay the exercise price solely by tendering other shares of our Common Stock, then the original tax basis of the remaining acquired shares will be zero.

If you pay the exercise price for an incentive stock option by tendering shares of our Common Stock already owned by you, and you acquired those tendered shares by exercising another incentive stock option, Section 1036 of the Internal Revenue Code generally provides that you will recognize no gain or loss with respect to the tendered shares (except possibly for purposes of the AMT as described above), as long as you have held the tendered shares for a period of time ending at least two years after the date the option for the tendered shares was granted and at least one year after you acquired the tendered shares upon exercise of the option.

•                  Sale of Shares and Characterization of Capital Gain or Loss.  If you sell or otherwise dispose of shares acquired upon exercise of an incentive stock option at a time more than two years from the date the option was granted to you and more than one year after you exercised the option, and if, as usually is the case, the Common Stock is a capital asset in your hands, then you will recognize long-term capital gain or loss in an amount equal to the difference between the sale price of the shares and the exercise price you paid for the shares.

If you sell or otherwise dispose of shares acquired upon exercise of an incentive stock option before the holding period described above is satisfied, then you will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (1) the difference between the exercise price and the fair market value of the shares at the time the option was exercised or (2) the difference between the exercise price and the amount realized upon disposition of the shares, and you will recognize long-term or short-term capital gain or loss (depending on whether you have held the shares for more than 12 months or for 12 months or less) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date you exercised the option.

Stock Appreciation Rights

•                  Grant.  At the time a SAR is granted, you will not recognize any taxable income.

•                  Exercise.  At the time you exercise a SAR, you will recognize ordinary income equal to the cash or fair market value of any shares of Common Stock received at that time (in the amount that is equal to the excess of the fair market value of a share of our Common Stock on the date the SAR is exercised over the grant price of the SAR).

•                  Tax Deduction for ADC.  Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income upon the exercise of a SAR.

•                  Tax Basis of the Acquired Shares.  Your tax basis in any shares received will equal the fair market value of those shares at the time you recognize ordinary income as a result of exercising the SAR.

•                  Sale of Shares.  If, as usually is the case, the shares are a capital asset in your hands, any additional gain or loss recognized on a subsequent sale or exchange of the shares will not be ordinary income but will qualify as a capital gain or loss.

•                  Characterization of Capital Gain or Loss.  Any capital gain or loss you recognize upon sale of the shares will be characterized as long-term capital gain or loss if you have held the shares for more than 12 months and as short-term capital gain or loss if you have held the stock for 12 months or less. For purposes of determining whether you will recognize long-term or short-term capital gain or loss on your subsequent sale of the shares, the holding period will begin at the time you exercise the SAR.

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Restricted Stock Awards

•                  Grant and Lapse of Restrictions.  Section 83(b) of the Internal Revenue Code allows you to elect, within 30 days after the date you receive a restricted stock award, to recognize and be taxed on ordinary income equal to the fair market value of the Common Stock at that time. If you do not make a Section 83(b) election within 30 days from the date you receive a restricted stock award, you will recognize ordinary income equal to the fair market value of the Common Stock upon expiration of the restriction period.

•                  Forfeiture.  If you do not make the Section 83(b) election described above and, before the restriction period expires, you forfeit the restricted stock under the terms of the award, you will not recognize any ordinary income in connection with the restricted stock award. If you do make a Section 83(b) election and subsequently forfeit the restricted stock under the terms of the award, you will not be allowed an ordinary income tax deduction with respect to the forfeiture. However, you may be entitled to a capital loss.

We urge you to consult your tax advisor to determine, in light of current tax rates and possible future tax legislation, whether it is more advantageous for you to make a Section 83(b) election upon receipt of a restricted stock award (resulting in a current tax liability plus the potential for future capital gains, currently taxed at lower rates than the rate applicable to ordinary income, and a risk of forfeiture without an ordinary income tax deduction) than not making the Section 83(b) election (resulting in the deferral of tax and the eventual recognition as ordinary income of any appreciation in the fair market value of your shares).

•                  Dividends Received on Restricted Stock.  Dividends received by you before the end of the restriction period will be taxed as ordinary income to you.

•                  Tax Deduction for ADC.  Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income in connection with a restricted stock award. Dividends on the restricted stock that are received by you before the end of the restriction period will also be deductible by us subject to the general rules concerning compensation.

•                  Tax Basis of Shares.  Your basis in the shares will equal their fair market value at the time you recognize ordinary income.

•                  Sale of Shares.  You cannot sell or otherwise dispose of the restricted stock until after the restriction period expires. When you sell the shares after the restriction period expires, you will recognize gain or loss in an amount by which the sale price of the shares differs from your tax basis in the shares. If, as usually is the case, the shares are a capital asset in your hands, any gain or loss recognized on a sale or other disposition of the shares will qualify as capital gain or loss.

•                  Characterization of Capital Gain or Loss.  Any capital gain or loss you recognize upon sale of the shares will be treated as long-term capital gain or loss if you have held the shares for more than 12 months from the date you recognized ordinary income with respect to the shares and as short-term capital gain or loss if you have held the stock for 12 months or less from the date you recognized ordinary income.

Restricted Stock Units, Performance Awards and Dividend Equivalents (collectively, “deferred awards”)

•                  Grant.  At the time deferred awards are granted, you will not recognize any taxable income.

•                  Vesting.  At the time the deferred awards vest, you will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received at that time.

•                  Dividend Equivalents Received on Deferred Awards.  Dividend equivalents received by you before the deferred awards vest will be taxed as ordinary income to you.

•                  Tax Deduction for ADC.  Subject to the general rules concerning deductibility of compensation, we will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income upon the vesting of the deferred awards.

•                  Tax Basis of Shares.  Your basis in any shares received will equal the fair market value of the shares at the time you recognize ordinary income as a result of the vesting of the deferred awards.

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•                  Sale of Shares.  If, as usually is the case, the Common Stock is a capital asset in your hands, any additional gain or loss recognized on a subsequent sale or exchange of the shares will not be ordinary income but will qualify as capital gain or loss.

•                  Characterization of Capital Gain or Loss.  Any capital gain or loss you recognize upon sale of the shares will be treated as long-term capital gain or loss if you have held the shares for more than 12 months from the date the deferred awards vested and as short-term capital gain or loss if you have held the shares for 12 months or less from the date the deferred awards vested.

Special Rules for Executive Officers and Directors Subject to Section 16(b)

If you are an executive officer or director of ADC subject to Section 16(b) of the Exchange Act, any shares you acquire upon exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), a SAR or a deferred award, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if you have had a non-exempt acquisition of shares of ADC stock within the six months prior to the exercise, payout or vesting. In that case, you may be deemed to have acquired the shares at a date up to six months after the date the award was exercised or paid out or vested, and you will recognize (and be taxed on) ordinary income as of the later date, rather than as of the date of exercise, payout or vesting.

However, Section 83(b) of the Internal Revenue Code allows you to elect to recognize ordinary income as of the date of exercise, payout or vesting, without regard to Section 16(b) restrictions. You must make the election in the manner specified in Section 83(b) within 30 days after the date you exercise the option or SAR or the date of payout or vesting, as applicable. If (1) the shares you acquired upon the exercise, payout or vesting of the award are treated as restricted property for purposes of Section 83 of the Internal Revenue Code because of the application of Section 16(b) of the Exchange Act and (2) you do not make a Section 83(b) election within the required time period, the amount of ordinary income to you will be determined as follows:

•                  For non-qualified options (and incentive stock options treated as non-qualified options for purposes of the AMT), you will recognize and be taxed on ordinary income in the amount by which the fair market value of the shares at the later date exceeds the exercise price, rather than recognizing, and being taxed on, ordinary income in the amount by which the fair market value of the shares on the exercise date exceeds the exercise price.

•                  For a SAR, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of common stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares as of the date you exercised the SAR.

•                  For a deferred award, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of Common Stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares on the date the award matured.

•                  For restricted stock, you will recognize and be taxed on ordinary income in the amount of the fair market value of the shares of common stock at the later date, rather than recognizing, and being taxed on, ordinary income in the amount of the fair market value of the shares on the date the restricted stock vested.

We urge you to consult your own tax advisor for more details about these special rules and to help you determine if you should make a Section 83(b) election.

Change in Control

Depending on the terms of your award agreement and the determinations of the committee, upon a change in control of ADC, restrictions on your award may lapse, or your award may mature or become exercisable on an accelerated scheduled. If this type of benefit, or other benefits and payments connected with your award that result from a change in control of ADC, are granted to certain individuals (such as our executive officers), the benefits and payments may be deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code. Section 280G provides that if parachute payments to an individual equal or exceed three times the individual’s “base amount,” the excess of the parachute payments over one times the base amount (1) will not be deductible by us and (2) will be subject to a 20% excise tax payable by the individual. “Base amount” is the individual’s average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs. We urge you to consult your own tax advisor regarding your tax liability upon a change in control of ADC.

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Prospectus for Compensation Plan for Non-Employee Directors of ADC

Telecommunications, Inc. (2007 Restatement)

PROSPECTUS

ADC TELECOMMUNICATIONS, INC.

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

3,860,000 shares of Common Stock

($.20 par value)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offer described in this prospectus. If any other information or representations are made, you may not rely upon them as having been authorized by ADC. This prospectus is not an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus nor any sale made under it shall, under any circumstances, create an implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

The date of this prospectus is March 9, 2001.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we have filed with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference in this prospectus:

(a)                                 our Annual Report on Form 10-K for the fiscal year ended October 31, 2000;

(b)                                 our reports on Form 8-K filed on January 19, 2001 and January 29, 2001; and

(c)                                  the description of our Common Stock and Common Stock Purchase Rights contained in any of our registration statements filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or in any report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating the description.

All documents filed by us under Sections l3(a), l3(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment with the Commission which indicates that all securities offered by this prospectus have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the respective dates of filing of such documents.

We will provide you, without charge, upon your written or oral request, a copy of any or all of the following:

(a)                                 the documents referred to above that have been or may be incorporated in this prospectus (not including exhibits, unless the exhibits are specifically incorporated by reference into such documents);

(b)                                 our annual report to shareholders for our latest fiscal year; and

(c)                                  any report, proxy statement or other communication distributed by us to our shareholders generally.

Requests for copies of these documents should be directed to Jeffrey D. Pflaum, Corporate Secretary, ADC Telecommunications, Inc., 12501 Whitewater Drive, Minnetonka, Minnesota 55343 (telephone number (952) 938-8080).

NATURE OF INVESTMENT

An investment in our Common Stock involves risk. We encourage you to review Exhibit 99-a to our Annual Report on Form 10-K for the fiscal year ended October 31, 2000, as filed with the Commission, which sets forth the significant risk factors involved in an investment in our Common Stock.

INFORMATION ABOUT THE PLAN

General

The information in this prospectus relates to the ADC Telecommunications, Inc. Nonemployee Director Stock Option Plan, which we call the “Plan” in this prospectus. The Plan was initially adopted by our Board of Directors on November 27, 1990 and was approved by our shareholders on February 26, 1991. The Plan became effective immediately upon shareholder approval. The Plan was amended by the Board on December 17, 1996, April 1, 1997, and February 22, 2000. None of these amendments required shareholder approval. The Plan was further amended on December 12, 2000, and this amendment was approved by our shareholders on February 27, 2001. Under the current terms of the Plan, the Plan will expire on February 26, 2006.

The Plan is intended to enhance our ability to attract and retain the services of experienced and knowledgeable outside directors and to provide additional incentive for these directors to increase their interest in our long-term success and progress. Each of our directors is eligible to participate in the Plan unless the director is an employee of ADC or any of our subsidiaries.

A total of 3,860,000 shares of our Common Stock, par value $.20 per share, is reserved for issuance under the Plan. The amount and nature of all grants of stock options under the Plan are automatic, as described below.

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The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. Options granted under the Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

You may obtain additional information about the Plan and its administrators by writing to Jeffrey D. Pflaum, Secretary and General Counsel, ADC Telecommunications, Inc., 12501 Whitewater Drive, Minnetonka, Minnesota 55343, or by calling (952) 938-8080.

Administration

The Plan is administered by a committee consisting of three or more persons appointed by the Board. The committee has the authority to determine all questions of interpretation of the Plan or of any option issued under it.

Option Grants

Options are granted automatically under the Plan to eligible directors at the following times and under the following circumstances:

Initial Option Grant.  When a director eligible to participate in the Plan is first elected to the Board, that director is granted an option to purchase 24,000 shares of our Common Stock. The grant occurs automatically on the first business day immediately following the meeting of our shareholders or Board of Directors at which the director was elected. In this prospectus, we refer to this option grant as the “Initial Option Grant.”

Annual Option Grant.  Each director eligible to participate in the Plan automatically receives an option to purchase 12,000 shares of our Common Stock on the first business day immediately following each annual meeting of our shareholders, so long as (1) the director is in office on the this date, and (b) prior to this date, the director has received an Initial Option Grant. In this prospectus, we refer to this annual option grant as the “Annual Option Grant” and the date on which Annual Option Grants are made as the “Annual Option Grant Date.” If an eligible director meets the necessary conditions for receiving an Annual Option Grant but has attended less than 75% of the total meetings of the Board held in the calendar year preceding the Annual Option Grant Date, then the director’s Annual Option Grant will be an option to purchase 9,000 shares instead of 12,000 shares. Notwithstanding the preceding sentences, Annual Option Grants will not be made to any director if ADC’s “return on equity” for the last full fiscal year before an Annual Option Grant Date was less than 10%. For this purpose, “return on equity” means the percentage determined by dividing (a) ADC’s net income for our last full fiscal year by (b) the total shareholders’ investment in ADC as of the end of the next preceding full fiscal year.

Transferability

You may not assign, transfer, pledge or otherwise encumber any option granted under the Plan, except for transfers by will or by the laws of descent and distribution, or a transfer to specified members of your immediate family or to certain family trusts or partnerships in accordance with the terms of the Plan.

Option Exercises

Options granted under the Plan are not exercisable for a period of one year after the date of grant. Thereafter, options granted under the Plan may be exercised in full at any time or from time to time during the term of the option. The options expire 10 years from the date of grant. Options granted under the Plan are exercisable only by you, by a permitted transferee or, if permissible under applicable law, by your guardian or legal representative. If an option granted to you has not been fully exercised at the time of your death, the option may be exercised at any time within two years after your death, to the extent the option was exercisable on the date of death, by your personal representatives or administrators or by any person or persons to whom the option is transferred by will or the laws of descent and distribution.

Options granted under the Plan may be exercised by payment in full of the exercise price in cash. The exercise price of each option will be equal to the fair market value of our Common Stock on the date of grant. The fair market value of the Common Stock on a given date is the closing price of the Common Stock as reported on the NASDAQ National Market System (or, if the Common Stock is no longer traded on the NASDAQ National Market System, as reported on a national securities exchange) on that date. If the Common Stock is not publicly traded on the date as of which the fair market value is being determined, the committee will make a good faith attempt to determine the fair market value.

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Adjustments

Under the Plan, appropriate adjustments will be made to the Plan and to the number of outstanding options in the event of changes in our Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure.

Amendments or Termination of the Plan

The Board may suspend, discontinue, revise or amend the Plan at any time, but may not, without shareholder approval, make any revisions or amendments to the Plan that (a) absent shareholder approval, would cause Rule 16b-3, as promulgated by the Commission under the Exchange Act, or any successor rule or regulation, to become unavailable with respect to the Plan or (b) require the approval of our shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to ADC. The Board may not alter or impair any option granted under the Plan without the consent of the optionholder.

RESALES

The resale of shares acquired upon exercise or receipt of options generally is not restricted by the terms of the Plan. If you are an “affiliate” (as defined in Rule 144(a)(l) promulgated under the Securities Act) of ADC, then your resale of any shares must comply with the registration requirements of the Securities Act or Rule 144 and all applicable state securities laws. Any person serving as a director of ADC is considered to be an affiliate of ADC for this purpose. Shares acquired by affiliates of ADC upon the exercise of an option may be resold under Rule 144 without a one-year holding period.

U.S. FEDERAL INCOME TAX MATTERS

Due to the complexity of the applicable provisions of the Internal Revenue Code of 1986, as amended, this prospectus sets forth only the general tax principles affecting options that may be granted under the Plan. The general tax principles discussed below are limited to U.S. federal income tax matters and are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. You may also be subject to state, local or non-U.S. income taxes and should refer to the applicable laws in those jurisdictions. We encourage you to consult your own tax advisor on questions regarding tax liability upon the receipt or exercise of an option or upon the later disposition of shares received pursuant to or upon exercise of an option.

The options granted under the Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, and are referred to as “nonqualified stock options.” ADC believes that under currently applicable provisions of the Code:

•                  The nonqualified stock options do not have a “readily ascertainable fair market value” within the meaning of Section 83 of the Code and the regulations issued thereunder. Accordingly, at the time an option is granted, you will not recognize any taxable income. Upon the exercise of the option (or, if you are subject to Section 16(b) of the Exchange Act and do not make the Section 83(b) election described below, on the date up to six months later when you recognize ordinary income), you will recognize ordinary income in the amount by which the fair market value of the Common Stock at that time exceeds the option price.

•                  ADC will be allowed an income tax deduction in the amount that, and for our taxable year in which, you recognize ordinary income, to the extent this amount satisfies the general rules concerning deductibility of compensation.

•                  Your original tax basis in the shares received will be equal to the sum of (a) the option exercise price for the shares plus (b) the amount that you are required to recognize as income as a result of the exercise of the option.

•                  When you sell shares acquired by the exercise of a nonqualified stock option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. If, as usually is the case, the Common Stock is a capital asset in your hands, the gain or loss will be capital gain or capital loss. Any capital gain will be taxed at long-term rates if the stock is held for more than one year and at short-term rates if held for one year or less.

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•                  Your holding period for shares acquired upon exercise of an option, for purposes of determining whether any capital gain or loss on the subsequent sale of the shares is long-term or short-term, will begin at the time you exercise the option (or, if you are subject to Section 16(b) of the Exchange Act and do not make the Section 83(b) election described below, on the date up to six months later when you recognize ordinary income).

•                  Special rules may apply to you if you are subject to Section 16(b) of the Exchange Act. The Code provides that upon exercise of a nonqualified stock option by a person subject to Section 16(b) of the Exchange Act, the Common Stock received may be treated as restricted property for purposes of Section 83 of the Code. If you are subject to Section 16(b) of the Exchange Act, then upon your exercise of an option, unless you make a Section 83(b) election described below, you may recognize ordinary income up to six months after the date on which the shares are acquired, in the amount by which the fair market value of the Common Stock at that later date exceeds the option price. Under Section 83(b) of the Code, you may elect to recognize income as of the date the option is exercised in the amount by which the fair market value of the shares on this date (determined without regard to Section 16(b) restrictions) exceeds the option price. This election must be made in the manner specified by Section 83(b) within 30 days after the date the option is exercised.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates except for the SEC registration fee.

Amount to be Paid
SEC registration fee	$28.72
Printing fees	$10,000.00
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$25,000.00
Total	$65,028.72

Item 15.  Indemnification of Officers and Directors

Article 26 of the Articles of Association and Section F of the Organizational Regulations of the Company provide as follows:

The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former directors and officers of the Company, and their heirs, executors and administrators out of the assets of the Company from and against all damages, losses, liabilities and expenses in connection with threatened, pending or completed actions, proceedings or investigations, whether civil, criminal, administrative or other (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of (i) any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or (ii) serving as director or officer of the Company, or (iii) serving at the request of the Company as director, officer, or employee or agent of another corporation, partnership, trust or other enterprise. This indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of said person’s duties as director or officer.

The Company shall advance to existing and former directors and officers court costs and attorney fees in connection with civil, criminal, administrative or investigative proceedings as described in the preceding paragraph. The Company may reject and/or recover such advanced costs if a court or governmental or administrative authority of competent jurisdiction not subject to appeal holds that the director or officer in question has committed an intentional or grossly negligent breach of his statutory duties as a director or officer.

The Company may procure insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability. The insurance premiums shall be charged to and paid by the Company or its subsidiaries.

Item 16.  Exhibits and Financial Statement Schedules

See Exhibit Index, which is incorporated herein by reference.

Item 17.  Undertakings

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berwyn, Pennsylvania, on this 16th day of January 2014.

TE CONNECTIVITY LTD.

By:	/s/ Robert W. Hau
Robert W. Hau
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Thomas J. Lynch	Chief Executive Officer and Chairman	January 16, 2014
Thomas J. Lynch	(Principal Executive Officer)

/s/ Robert W. Hau	Executive Vice President and Chief Financial Officer	January 16, 2014
Robert W. Hau	(Principal Financial Officer)

/s/ Robert J. Ott	Senior Vice President and Corporate Controller	January 16, 2014
Robert J. Ott	(Principal Accounting Officer)

*	Director	January 16, 2014
Pierre R. Brondeau

*	Director	January 16, 2014
Juergen W. Gromer

*	Director	January 16, 2014
William A. Jeffrey

*	Director	January 16, 2014
Yong Nam

*	Director	January 16, 2014
Daniel J. Phelan

*	Director	January 16, 2014
Frederic M. Poses

Signature	Title	Date

*	Director	January 16, 2014
Lawrence S. Smith

*	Director	January 16, 2014
Paula A. Sneed

*	Director	January 16, 2014
David P. Steiner

*	Director	January 16, 2014
John C. Van Scoter

A Majority of the Board of Directors.

*                                         John S. Jenkins, Jr., by signing his name hereto, does sign this Registration Statement on behalf of the above-noted director or officer of TE Connectivity Ltd. pursuant to a power of attorney duly executed by such director or officer, which has been filed as Exhibit 24.1 to this Registration Statement.

By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of TE Connectivity Ltd. in the United States, on this 16th day of January, 2014.

By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
TE Connectivity Ltd.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Articles of Association of TE Connectivity Ltd. (Incorporated by reference to Exhibit 3.1 to TE Connectivity Ltd.’s Current Report on Form 8-K, filed May 29, 2013)

4.2	Organizational Regulations of TE Connectivity Ltd. (Incorporated by reference to Exhibit 3.2 to TE Connectivity Ltd.’s Current Report on Form 8-K, filed January 11, 2013)

5.1*	Opinion of Bär & Karrer AG

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Bär & Karrer AG (included in Exhibit 5.1)

24.1*	Power of Attorney

*                                         Filed herewith.